Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-43512, and 333-83958) and on Form S-8 (File Nos. 333-02563, 333-25563, 333-60776 and 333-72542) of TECO Energy, Inc. of our report dated January 22, 2003, except for the information in Note U as to which the date is January 30, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

March 6, 2003